Exhibit 10(v)

                                      BOARD OF DIRECTORS AMENDED
                                               December 10, 2001

                   PHILLIPS PETROLEUM COMPANY
             STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


                ARTICLE I - PURPOSES OF THE PLAN
                --------------------------------



The purposes of this Plan are to enable non-employee members of the Board of Directors to acquire additional stock ownership and further alignment with shareholders of the Company, and to

attract and retain highly qualified individuals as directors of this Company without significantly changing the total amount of non-employee director compensation.



                    ARTICLE II - DEFINITIONS
                    ------------------------



1.   "Award" shall mean a grant of Restricted Stock or

Unrestricted Stock pursuant to this Plan.



2.   "Beneficiary" means a person or persons designated by a Non-

Employee Director to receive, in the event of death, any shares of Common Stock held by the Non-Employee Director under this

Plan. Any Non-Employee Director may designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Non-Employee Director fails

effectively to designate a beneficiary, then such shares will be paid in the following order of priority:

     (i)  Surviving Spouse,


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     (ii) Surviving children (natural or adopted) in equal

          shares,

     (iii)To the Estate of the Non-Employee Director.



3.   "Board" means the Board of Directors of the Company.



4.   "Cash Compensation" shall mean the portion of the total

compensation that is payable in cash to the Non-Employee Director for services rendered as a Non-Employee Director.



5.   "Change of Control" shall mean:

     (i) The acquisition by any individual, entity or group

(within the meaning of Section 13(d)(3) or 14(d)(2) of the

Securities Exchange Act of 1934 as amended (a "Person")) of

beneficial ownership (within the meaning of Rule 13d-3

promulgated under the Securities Exchange Act of 1934) of 20% or more of either (a) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (b) the

combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(A) any acquisition directly from the Company, (B) any

acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses

(A), (B) and (C) of


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Subparagraph (iii) of this Paragraph 5; or

      (ii) Individuals who, as of January 12, 1998, constitute

the Board (the "Incumbent Board") cease for any reason to

constitute at least a majority of the Board; provided, however,

that any individual becoming a director subsequent to January 12,

1998, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be

considered as though such individual were a member of the

Incumbent Board, but excluding, for this purpose, any such

individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Approval by the shareholders of the Company of a

reorganization, merger or consolidation or sale or other

disposition of all or substantially all of the assets of the

Company or the acquisition of assets of another entity (a

"Corporate Transaction"), in each case, unless, following such

Corporate Transaction, (A) all or substantially all of the

individuals and entities who were the beneficial owners,

respectively, of the Outstanding Company Common Stock and

Outstanding Company Voting Securities immediately prior to such

Corporate Transaction beneficially own, directly or indirectly,

more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then

outstanding voting securities entitled to vote generally in the election of directors, as


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the case may be, of the corporation

resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,

immediately prior to such Corporate Transaction of the

Outstanding Company Common Stock and Outstanding Company Voting

Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction)

beneficially owns, directly or indirectly, 20% or more of,

respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the

corporation resulting from such Corporate Transaction were

members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

     (iv) Approval by the shareholders of the Company of a

complete liquidation or dissolution of the Company.



6.   "Chief Executive Officer" shall mean the Chief Executive

Officer of the Company.


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7.   "Company" shall mean Phillips Petroleum Company.



8.   "Common Stock" shall mean the common stock of the Company

having a par value of $1.25 per share.



9.   "Disability" shall mean that condition in which, by reason of bodily injury or disease, a Non-Employee Director is prevented from serving in such capacity. All determinations of Disability shall be made by a physician selected by the Chief Executive

Officer.



10.  "Fair Market Value" in reference to a share of Common Stock of the Company shall be deemed equal to the average of the

reported highest and lowest sales prices per share of such Common

Stock on the applicable date, or the last trading day before the applicable day if such date is not a trading day, as reported on the composite tape of the New York Stock Exchange transactions for the applicable date, as reported in the Wall Street Journal.



11.  "Non-Employee Director" shall mean a member of the Board who is not an employee or former employee of the Company or any of its subsidiaries.



12.  "Normal Retirement Date" shall mean the date of the Annual

Stockholders Meeting of the Company in the year in which the director is no longer eligible for election as a director as determined by the Bylaws of the Company, currently the year in which the director


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attains age 71.



13.  "Plan" shall mean the Phillips Petroleum Company Stock Plan for Non-Employee Directors, including any amendments thereto as may hereafter from time to time be adopted.



14.  "Restricted Stock" shall mean Common Stock awarded under this Plan, which is subject to certain forfeiture and

transferability restrictions as may be provided in the Plan.



15.  "Retires" or "Retirement" shall mean the termination of

Board service due to (a) the Non-Employee Director's not being nominated for election to the Board; (b) the Non-Employee

Director's not being reelected to Board service after being so nominated; or (c) the Non-Employee Director's resignation from

Board service as a result of the director's Disability.



16.  "Stock Compensation" shall mean the portion of the total compensation that is payable in Common Stock to the Non-Employee

Director for services rendered as a Non-Employee Director.



17.  "Unrestricted Stock" shall mean Common Stock either Awarded under this Plan to a Non-Employee Director as part of the Non-

Employee Director's  compensation for Board service  or issued to such Director upon the lapsing of restrictions on Restricted

Stock, and which is nonforfeitable and free of transferability restrictions under the Plan.


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                   ARTICLE III - ELIGIBILITY
                   -------------------------



Each Non-Employee Director who is participating in the Non-

Employee Director Retirement Plan of Phillips Petroleum Company

(the "NED Retirement Plan") on December 31, 1997, and (i) whose

Normal Retirement Date is after 1998, and (ii) who consents in writing on or before February 27, 1998, to receive an Award of

Restricted Stock in this Plan in lieu of a benefit from the NED

Retirement Plan, is eligible to participate and shall be a

participant in this Plan. All Non-Employee Directors who are first elected to serve on the Board after 1997 are eligible and will participate in this Plan. After the date of the 1998 Annual

Stockholders Meeting of the Company, all Non-Employee Directors

of the Company are eligible and will participate in this Plan.



              ARTICLE IV - AWARDS OF COMMON STOCK
              -----------------------------------



1.   There shall be an Award of shares of Restricted Stock to

each eligible Non-Employee Director representing the converted present value of the accrued benefit of each Non-Employee

Director who has consented in writing on or before February 27,

1998, to the conversion of his or her benefits under the NED

Retirement Plan to such an Award under this Plan, such Award to be made effective in its entirety on the first business day of

March 1998, for prior service and in lieu of a benefit payable from the NED Retirement Plan. Such Award shall be equal to the converted present value of the Non-Employee Director's


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benefits

under the NED Retirement Plan (the "Conversion Amount"). The

Conversion Amount shall be determined by calculating to a single lump sum the present value of the monthly payment provided under the NED Retirement Plan using the December 1, 1997 rate of the 30-

year Treasury Bond as quoted in the Federal Reserve Statistical

Release Bulletin No. H.15 and the number of Years of Service (as defined in the NED Retirement Plan) through December 31, 1997,

and assuming that such monthly payments are deemed to begin on

January 1, 1998. The number of shares Awarded pursuant to this

Paragraph 1 shall be determined by dividing the Conversion Amount by (i) the Fair Market Value of the Common Stock as of

January 12, 1998, and rounding up to the next higher whole number.



2.   On the first business day of March, 1998, there shall be an

Award of 400 shares of Restricted Stock to each eligible Non-

Employee Director for past service during the director's then-

current term of office.



3.   Subject to Paragraph 4 of this Article IV, after December 31,

1998, there shall be an Award of shares of Unrestricted Stock to each Non-Employee Director each calendar year equal to the value of the stock portion of the total compensation to be

received for Board service, such Award to be made effective in its entirety on the first business day in January of each year for past service during the director's then-current term of

office; or in respect of a Non-Employee Director who served in such term of office only subsequent to the first of January of that term of office and prior to the Annual


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Stockholders Meeting

of the Company for that year, then such Award shall be effective in its entirety on the fifteenth day of the month following the month of such director's election, for past services during the first term in which the Non-Employee Director serves. The number of shares of Unrestricted Stock to be determined by dividing the value of the applicable Stock Compensation amount by the Fair

Market Value and rounding up to the next higher whole number.



4.   After December 31, 1998, for each Non-Employee Director

whose preference  to receive Restricted Stock in lieu of part or all of the Non-Employee Director's Award of Unrestricted Stock

has been approved, there shall be an additional Award of shares of Restricted Stock to each such Non-Employee Director each

calendar year that such preference is approved, such Award to be made effective in its entirety at the time the Unrestricted Stock would have been issued for past service, representing the number of shares of Unrestricted Stock which the Non-Employee Director has indicated a preference to receive as Restricted Stock. Such indication of preference shall be made in the manner and at the times provided in the Deferred Compensation Plan for Non-Employee

Directors of Phillips Petroleum Company ("DCPNED"). The

Restricted Stock Awarded pursuant to this Paragraph in lieu of such Unrestricted Stock shall thereafter be subject to the terms of this Plan and be subject to forfeiture and all restrictions as

Restricted Stock under the terms of this Plan.



5.   After December 31, 1998, for each Non-Employee Director

whose preference to receive Unrestricted Stock and/or Restricted

Stock in


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lieu of part or all of the Non-Employee Director's Cash

Compensation has been approved, there shall be an additional

Award of shares of Unrestricted Stock and/or Restricted Stock to each such Non-Employee Director each year that such preference is approved, such Award to be made effective in its entirety at the time the Cash Compensation would have been paid for past service.

The number of shares of Unrestricted Stock or Restricted Stock to be determined by dividing the applicable Cash Compensation amount by the Fair Market Value and rounding up to the next higher whole number. Such indication of preference shall be made in the manner and at the times provided in the Deferred Compensation Plan for

Non-Employee Directors of Phillips Petroleum Company. The

Restricted Stock Awarded pursuant to this Paragraph shall

thereafter be subject to the terms of this Plan and be subject to forfeiture and all restrictions as Restricted Stock under the terms of this Plan.



6.   Each Non-Employee Director who receives an Award of

Restricted Stock on the first business day of March 1998 pursuant to Paragraphs 1 or 2 of this Article shall also receive an Award of a dividend equivalent to be determined as though such shares

Awarded to the director on the first business day of March 1998 were continuously held by the Plan for the director from the first business day of January 1998 until the first business day of March 1998. All dividends earned on any Restricted Stock held under this Plan (including dividend equivalent amounts Awarded pursuant to the preceding sentence) shall be reinvested in

additional shares of Restricted Stock on the date such dividends are payable and such additional shares of


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Restricted Stock shall

be subject to the terms and conditions generally applicable to

Restricted Stock under the Plan. The number of shares of

Restricted Stock acquired through this reinvestment of dividends shall be acquired at the Fair Market Value of Common Stock on the date such dividends are payable and shall be purchased through the Company's dividend reinvestment program if practicable;

provided, however if not purchased through the dividend

reinvestment program, the shares purchased with dividends shall be rounded up to the next higher whole number.



7.   The Restricted Stock held for the benefit of each Non-

Employee Director shall be held in escrow for the Non-Employee

Director by the Treasurer of the Company. The Non-Employee

Director will have all rights of ownership to such Restricted

Stock including, but not limited to, voting rights and the right to receive dividends (provided such dividends must be reinvested in Restricted Stock), and other distributions, except that the

Non-Employee Director shall not have the right to sell, transfer,

assign, pledge or otherwise dispose of such shares until the escrow is terminated. The escrow shall end as to shares of such stock on the earliest date restrictions on Restricted Stock lapse pursuant to Article V.



8.   Upon termination of the Restricted Stock escrow, the Company shall deliver to the Non-Employee Director his or her shares of such Common Stock free of any restrictions. Unless the Non-

Employee Director has requested to defer receipt in the manner and at the times provided in the DCPNED, the director will

receive such unrestricted


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shares of Common Stock as soon as

practicable after the termination of the escrow as to those

shares. A Non-Employee Director who has properly and timely

elected to have receipt of part or all of the shares of

Restricted Stock for which restrictions lapse deferred shall receive instead a credit to his or her account in the DCPNED in an amount and at the time determined pursuant to the terms of the

DCPNED.



      ARTICLE V - TERMS AND CONDITIONS OF RESTRICTED STOCK
      ----------------------------------------------------



1.   All Restricted Stock Awarded or held under the Plan shall be subject to the following terms and conditions:



     A.   Shares of Restricted Stock shall be, subject to

     Subparagraph B of this Article V, forfeitable,

     nontransferable and nonassignable and may not be pledged,

     anticipated, assigned (either at law or in equity),

     alienated, or subject to attachment, garnishment, levy,

     execution, or other legal or equitable process until the

     restrictions lapse pursuant to Subparagraphs B or C hereof.



     B.   Each share of Restricted Stock shall become

     nonforfeitable, transferable and all restrictions shall

     lapse upon the earliest to occur of (i) the Non-Employee

     Director's Retirement, including Retirement due to

     Disability, (ii) the Non-Employee Director's death, (iii)

     the Non-Employee Director's termination from Board service for any reason in connection with or within one-year

     following a Change of Control, (iv) a Change of Control;


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     provided, that, a Corporate Transaction under Paragraph

     5(iii) of Article II shall be a Change of Control for

     purposes of this clause (iv) only if clause (C) of Paragraph

     5(iii) of Article II is not satisfied in connection with

     such Corporate Transaction, of (v) the Non-Employee

     Director's termination of Board service for any reason other than those described in clauses (i), (ii), and (iii), but

     only if a majority of the remaining directors of the Board consent to the vesting of such shares and the lapsing of

     such restrictions.



     C.   Shares of Restricted Stock shall become nonforfeitable,

     transferable and all restrictions shall lapse on the first business day of October of each year in the following

     amounts unless the Non-Employee Director has elected, under the terms of the DCPNED, to delay the lapsing of such

     restrictions until the day of the Director's retirement:



          (i)  20% of all shares of Restricted Stock held under

          the Plan for the Non-Employee Director in the year in

          which he or she will attain age 66;



          (ii) 25% of all shares of Restricted Stock held under

          the Plan for the Non-Employee Director in the year in

          which he or she will attain age 67;



          (iii)     33 1/3 % of all shares of Restricted Stock

          held under the Plan for the Non-Employee Director in

          the year in which


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          he or she will attain age 68;



          (iv) 50% of all shares of Restricted Stock held under

          the Plan for the Non-Employee Director in the year in

          which he or she will attain age 69; and



          (v)  100% of all shares of Restricted Stock held under

          the Plan for the Non-Employee Director in the year in

          which he or she will attain age 70.



                    ARTICLE VI - ADJUSTMENTS
                    ------------------------



Subject to any required action by the Company's shareholders, if the class of shares of Restricted Stock then subject to the Plan is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more

reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, or in the event of a sale by the Company of all or a significant part of its assets,

or any distribution to its shareholders other than a normal cash dividend, an adjustment shall be made in the number and/or type of shares or securities for which Restricted Stock has been or may thereafter be Awarded under this Plan so as to prevent

dilution or enlargement of rights.



            ARTICLE VII - ADMINISTRATION OF THE PLAN
            ----------------------------------------



The Plan shall be administered by the Chief Executive Officer who is


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authorized to adopt rules and regulations, to make

determinations under and such determinations of, and to take steps in connection with the Plan as the Chief Executive Officer deems necessary or advisable, and to appoint agents as the Chief

Executive Officer deems appropriate for the proper administration of the Plan. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Chief

Executive Officer shall be reported to the Board and once so reported shall be final and shall be binding and conclusive for all purposes and upon all persons.



                  ARTICLE VIII - MISCELLANEOUS
                  ----------------------------



1.   The Chief Executive Officer may rely upon information

reported to him or her by officers or employees of the Company with delegated responsibilities and shall not be liable for any act of commission or omission of others or, except in

circumstances involving his or her own bad faith, for any act taken or omitted by himself or herself.



2.   The Plan and each Award hereunder shall be subject to all

applicable laws and the rules and regulations of governmental authorities promulgated thereunder.



3.   Shares of Common Stock received with respect to Restricted

Stock received pursuant to a stock split, dividend reinvestment,

stock dividend or other change in the capitalization of the

Company will be held subject to the same restrictions on

transferability that are applicable to such shares Awarded

hereunder as Restricted Stock.


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4.   All amounts payable under this Plan are unfunded and

unsecured benefits and shall be paid solely from the general assets of the Company and any rights accruing to the Non-Employee

Director or his or her Beneficiaries under the Plan shall be those of a general creditor; provided, however, that the Company may establish a grantor trust to pay part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes.



5.   Except as otherwise provided herein, the Plan shall be

binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or

substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.



6.   This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Delaware except to the extent that said laws have been preempted by the laws of the

United States.



              ARTICLE X - AMENDMENT OR TERMINATION
              ------------------------------------



The Board of Directors of the Company may amend or terminate the

Plan. No amendment or termination of the Plan shall deprive any

Non-Employee Director or former Non-Employee Director or any

Beneficiary of any rights or benefits accrued to the date of such amendment or termination.


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                           ARTICLE XI
                           ----------



The Board or an authorized Committee of the board consisting solely of Non-Employee Directors may from time to time grant stock, other stock-based Awards under the Plan, including without limitations those awards pursuant to which shares of stock are or may in the future be acquired, Awards denominated in stock units,

securities convertible into stock, phantom securities and

dividend equivalents. The Board or such Committee shall determine the terms and conditions of such other stock and stock-based

Awards, provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.



                  ARTICLE XII - EFFECTIVE DATE
                  ----------------------------



The Plan is amended and restated effective as of December 10,

2001.





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